Exhibit 99.1

Flux Power Announces Financial Results for First Quarter of FY 2022;

Revenue of $6.3M, an Increase of 39% YOY

Investor Conference Call on Friday at 4:30 PM ET

Vista, CA – November 12, 2021 – Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion battery packs for commercial and industrial equipment, today reported financial results for its first quarter of fiscal year 2022 (Q1’22).

Financial Highlights:

●	Q1’22 revenue grew 39% to $6.3M compared to Q1’21 revenue of $4.5M.
●	Q1’22 gross profit margin increased to 21.3% compared to 19.4% in Q1’21.

Strategic Highlights:

●	Achieved 13th consecutive quarter of year-over-year revenue growth.
●	Increased customer order backlog to a record $28M as of November 10, 2021.
●	Closed a registered direct offering priced at-the-market for net proceeds of approximately $14.1M to support growth.

Q1’22 Financial Results

Revenue: Q1’22 revenue increased by 39% to $6.3M compared to $4.5M in Q1’21, driven by sales of packs with higher selling prices and a higher unit volume of packs sold.

Gross Profit: Q1’22 gross profit improved by 53% to $1.3M compared to a gross profit of $873K in Q1’21, primarily attributable to higher unit volume of sales to both new and existing customers, and to improved overall cost of sales efficiencies. However, gross profit was impacted by higher costs for steel, electronic parts, and common off the shelf parts in Q1’22.

Selling & Administrative: Expenses increased to $3.5M in Q1’22 from $2.9M in Q1’21, reflecting increases in outbound shipping costs, personnel related expenses, insurance premiums, and sales & marketing expenses.

Research & Development: Expenses increased to $2.0M in Q1’22, compared to $1.5M in Q1’21, primarily due to new product development activities.

Net Loss: Q1’22 net loss increased slightly to $4.1M from a net loss of $4.0M in Q1’21, principally reflecting increased operating expenses, partially offset by a decrease in interest expense and an increase in gross profit.

Balance Sheet: The balance sheet was strengthened during Q1’22 with a registered direct capital raise of $14.1M in net proceeds, which provided capital to support continued revenue growth and provide an important element to reaching cash flow breakeven. Additionally, in October 2021, the line of credit with Silicon Valley Bank was increased from $4.0M to $6.0M to provide additional resources to manage working capital needs.

Fiscal Year 2022 Outlook

The supply chain disruptions continue, with delivery delays at the ports of Los Angeles and Long Beach. Prices for steel and electrical components have seen dramatic increases, along with shipping costs over the past twelve months. No immediate abatement to these challenges is anticipated within the next several months. A price increase was implemented in October to offset these increases, although there will be limited benefit near term, given pricing in much of the current backlog of orders.

The current backlog of $28M reflects continued strong demand from both new and existing customers. Less than $2M of the current backlog is directly related to supply chain delays.

As the airline industry recovers from the COVID-19 pandemic, there is increasing demand for zero-emission GSE battery packs, which support the many environmental initiatives underway at airlines and airports.

Product development work continues on a new design platform for battery packs to achieve improvements with regard to manufacturing complexity, product cost, and working capital.

“We are not immune to the supply chain disruptions, but we believe we have executed plans to minimize the impact on production,” CEO Ron Dutt stated. “We have a record backlog of orders from new and existing customers which reflects the growing demand for our lithium-ion battery packs.”

Conference Call

Management will host a conference call today, Friday, at 4:30 PM ET. Investors and analysts interested in joining the call are invited to dial (833) 428-8374 or (270) 240-0543. The conference ID is 2915539. A recording of the conference call will be uploaded to the Flux Power website once it is available.

About Flux Power Holdings, Inc. (www.fluxpower.com)

Flux Power designs, develops, manufactures, and sells advanced lithium-ion energy storage solutions for lift trucks, and other industrial equipment including airport ground support equipment (GSE), solar energy storage, and other commercial applications. Our lithium-ion battery packs, including our proprietary battery management system (BMS) and telemetry, provide our customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions.

Cautionary Statement Regarding Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, deferral of shipments, Flux Power’s ability to fulfill backlog orders or realize profit from the orders reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog:	Flux Power Blog
News	Flux Power News
Twitter:	@FLUXpwr
LinkedIn:	Flux Power

Media & Investor Relations:

Justin Forbes

877-505-3589

info@fluxpower.com

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	June 30, 2021
	(Unaudited)
ASSETS

Current assets:
Cash	$15,737,000	$4,713,000
Accounts receivable	4,511,000	6,097,000
Inventories	13,846,000	10,513,000
Other current assets	1,026,000	417,000
Total current assets	35,120,000	21,740,000
Right of use asset	2,929,000	3,035,000
Other assets	89,000	131,000
Property, plant and equipment, net	1,471,000	1,356,000

Total assets	$39,609,000	$26,262,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$9,298,000	$7,175,000
Accrued expenses	1,908,000	2,583,000
Deferred revenue	127,000	24,000
Customer deposits	322,000	171,000
Office lease payable, current portion	452,000	435,000
Accrued interest	3,000	2,000
Total current liabilities	12,110,000	10,390,000

Long term liabilities:
Office lease payable, less current portion	2,745,000	2,866,000

Total liabilities	14,855,000	13,256,000

Stockholders’ equity:

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 15,987,502 and 13,652,164 shares issued and outstanding at September 30, 2021 and June 30, 2021, respectively	16,000	14,000
Additional paid-in capital	95,073,000	79,197,000
Accumulated deficit	(70,335,000)	(66,205,000)

Total stockholders’ equity	24,754,000	13,006,000

Total liabilities and stockholders’ equity	$39,609,000	$26,262,000

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2021	2020
Revenues	$6,271,000	$4,499,000
Cost of sales	4,933,000	3,626,000

Gross profit	1,338,000	873,000

Operating expenses:
Selling and administrative	3,498,000	2,920,000
Research and development	1,967,000	1,507,000
Total operating expenses	5,465,000	4,427,000

Operating loss	(4,127,000)	(3,554,000)

Interest expense	(3,000)	(430,000)

Net loss	$(4,130,000)	$(3,984,000)

Net loss per share - basic and diluted	$(0.30)	$(0.42)

Weighted average number of common shares outstanding - basic and diluted	13,804,475	9,536,441

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